                                                                     EXHIBIT 11


                     HELEN OF TROY LIMITED AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                       Three Months Ended            Six Months Ended
                                                           August 31,                   August 31,
                                                      1997           1996           1997           1996
                                                  ------------   ------------   ------------   ------------
Primary earnings per Share:
         Weighted average number of
         common shares outstanding                  26,706,646     26,042,338     26,539,480     25,987,532

Increase in weighted average
         number of common shares outstanding
         due to options and warrants                 2,021,450      1,560,112      2,032,732      1,432,408

Weighted average number of
         common shares outstanding, as adjusted     28,728,096     27,602,450     28,572,212     27,419,940

Net earnings                                      $  5,897,000   $  4,095,000   $  9,449,000   $  6,497,000

Net earnings per common and
         common equivalent share                  $        .21   $        .15   $        .33   $        .24

Fully Diluted Earnings per Share:
         Weighted average number of
         common shares outstanding                  26,706,646     26,042,338     26,539,480     25,987,532

Increase in weighted average
         number of common shares outstanding
         due to options and warrants                 2,209,222      1,606,804      2,213,468      1,602,652

Weighted average number of
         common shares outstanding, as adjusted     28,915,868     27,649,142     28,752,948     27,590,184

Net earnings                                      $  5,897,000   $  4,095,000   $  9,449,000   $  6,497,000

Net earnings per common and
         common equivalent share,
         assuming full dilution                   $        .20   $        .15   $        .33   $        .24